Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Daniel Maudlin
Vice President of Finance and Chief Financial Officer
Haynes International, Inc.
765-456-6102

HAYNES INTERNATIONAL, INC. ANNOUNCES COMPENSATION RESTORATIONS FOR CHIEF EXECUTIVE OFFICER AND DIRECTORS

KOKOMO, IN, April 16, 2021 – Haynes International, Inc. (NASDAQ GM: HAYN) (the “Company”) a leading developer, manufacturer and marketer of technologically advanced high performance alloys, announced, effective April 1, 2021, a restoration of the cash salary of the Chief Executive Officer to its pre-pandemic level as well as a restoration of the cash fees paid to outside directors to their pre-pandemic level. As previously disclosed, the pre-pandemic levels of the executive team’s salaries, other than that of the Chief Executive Officer, were restored as of January 1, 2021. In April of 2020, as part of an attempt to mitigate the impact of the COVID-19 pandemic on the Company’s business, the Company temporarily reduced by 10% the base salaries of its Chief Executive Officer, its Vice Presidents and other members of the executive team. Additionally, at the same time, the Board of Directors temporarily reduced its total cash compensation by 10%.

About Haynes International

Haynes International, Inc. is a leading developer, manufacturer and marketer of technologically advanced, nickel- and cobalt-based high-performance alloys, primarily for use in the aerospace, industrial gas turbine and chemical processing industries.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. All statements other than statements of historical fact, including statements regarding market and industry prospects and future results of operations or financial position, made in this press release are forward-looking. In many cases, you can identify forward-looking statements by terminology, such as “may”, “should”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of such terms and other comparable terminology. The forward-looking information may include, among other information, statements concerning the Company's outlook for fiscal year 2021 and beyond, overall volume and pricing trends, cost reduction strategies and their anticipated results, market and industry trends, capital expenditures and dividends.  There may also be other statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, without limitation, those risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended September 30, 2020. Actual results may differ materially from those in the forward-looking statements as a result of various factors, many of which are beyond the Company's control.

The Company has based these forward-looking statements on its current expectations and projections about future events.  Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate. As a result, the forward-looking statements based upon those assumptions also could be incorrect.  Risks and uncertainties may affect the accuracy of forward-looking statements.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.